Exhibit 1.01

MARVELL TECHNOLOGY, INC.

CONFLICT MINERALS REPORT

(For the reporting period January 1, 2020 to December 31, 2020)

INTRODUCTION

This Conflict Minerals Report (the “Report”) for Marvell Technology, Inc. (“Company,” “Marvell,” “we,” “us” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2020 to December 31, 2020 and, unless otherwise indicated herein with respect to a particular statement, covers the activities of all Company subsidiaries, including Inphi Corporation (“Inphi”), which we acquired on April 20, 2021. The Report is being filed as Exhibit 1.01 to our specialized disclosure report on Form SD and is also posted on our website at www.marvell.com under the heading “Company” – “Investor Relations” – “Financials” – “SEC Filings.” Information contained on or accessible through our website is not part of this Report.

The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants who manufacture products containing the minerals and metals referred to in the Rule as “Conflict Minerals.” The Democratic Republic of the Congo (“DRC”) and its adjoining countries have reserves of Conflict Minerals, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. “Armed groups” mean an armed group that is identified as a perpetrator of serious human rights abuses in the annual Country Reports on Human Rights Practices under Sections 116(d) and 502B (b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. The purpose of the Rule is to encourage companies whose products contain Conflict Minerals to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The Democratic Republic of the Congo and its adjoining countries – Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia – are sometimes referred to in this Report as the “Covered Countries.”

We are subject to the Rule because our products contain Conflict Minerals that are necessary to the functionality or production of such products (“Necessary Conflict Minerals”). Accordingly, we are required under the Rule to conduct a reasonable country of origin inquiry (“RCOI”) designed to determine in good faith whether any of the Necessary Conflict Minerals either originated in the Covered Countries or came from recycled or scrap materials. We do not directly source Conflict Minerals from mines, smelters or refiners.

Supply Chain and Products

Our products typically contain many parts and components obtained from a global network of suppliers, with multiple tiers of suppliers between us and the ultimate sources of the raw materials used in the manufacturing of our products. Raw materials purchased by our direct and indirect suppliers contain Conflict Minerals obtained from smelters and refiners that, in turn, source those minerals from traders and mines in various countries.

We rely on our suppliers to provide information with respect to the origin and source and chain of custody of the Necessary Conflict Minerals contained in parts, components and materials supplied to us. In all cases, the information relating to the Necessary Conflict Minerals contained in our products comes from multiple, lower-tier suppliers and from information (i) available to us through our membership with the Responsible Minerals Initiative (“RMI”) (formerly the Conflict-Free Sourcing Initiative), (ii) provided by our customers and (iii) obtained by means of our own research.

We do not own or operate foundries or manufacturing facilities, and with the exception of certain low-volume products that are assembled and tested at certain California locations, we outsource the manufacturing, packaging and testing of our products to third-party foundries and subcontractors located primarily in Asia. We are a fabless provider of high-performance, application-specific standard semiconductor products. Our core strength is developing highly integrated and complex system-on-a-chip devices, leveraging our technology portfolio of intellectual property in the areas of analog, mixed-signal, digital-signal processing and embedded and standalone integrated circuits. Our current product offerings are primarily in two broad product groups: storage and networking.

Networking Products

Ethernet Solutions

We offer a broad portfolio of Ethernet solutions spanning controllers, network adapters, physical transceivers and switches. Our Ethernet solutions address a wide variety of end-customer data infrastructure products from small, high-reliability automotive sub-systems to large, high-performance modular enterprise and data center solutions.

Processors

We offer highly integrated semiconductors that provide single or multiple core processors, along with intelligent Layer 2 through 7 processing of the OSI (Open Systems Interconnection) stack which is the framework that governs network communications within enterprise, datacenter, storage, and carrier markets. All of our products are compatible with standards-based operating systems and general-purpose software to enable ease of programming, and are supported by our ecosystem partners.

Custom ASICs

We develop custom product solutions tailored to individual customer specifications that deliver system-level differentiation for next-generation carrier, networking, data center, machine learning, automotive, aerospace and defense applications. These custom offerings leverage our broad portfolio of technologies being used in our standard products.

Storage Products

Storage Controllers

We offer a broad portfolio of storage controllers for hard disk drives (“HDDs”) and solid-state-drives (“SSDs”) across all high-volume markets. Our controllers integrate several key Marvell technologies spanning compute, networking, security and storage. These key technologies enable our controllers to be optimized performance-power solutions and help our customers high-efficient storage products. Our HDD controllers integrate Marvell’s industry-leading read channel technologies to enable higher volumetric densities at low power profiles and are being used by all the current HDD makers. Our technology density and power differentiators are critical for addressing the fast-growing high-capacity, nearline HDD data center and enterprise markets. To further enhance our HDD controller differentiation and value propositions, we offer customers preamplifier products as part of a chipset with our HDD controllers to increase our customers’ product efficiencies. Our HDD controllers support all the high-volume host system interfaces, including Serial Advanced Technology Attachment (“SATA”) and Serial Attached SCSI (“SAS”), which are critical for the data center and enterprise markets.

Fibre Channel Products

Our QLogic Fibre Channel product family comprises of host bus adapters (HBAs) and controllers for server and storage system connectivity. These products accelerate enterprise and data center applications, deliver a highly resilient infrastructure, enable greater server virtualization density along with an advanced set of data center diagnostic, orchestration and quality of service capabilities to optimize IT productivity. Our latest Fibre Channel products are well-suited for use with all-flash arrays by offering best-in-class latency and performance.

Other Products

Our other products include printer SoC products, application processors, and products offered as a result of the acquisition of Inphi.

Our printer SoC products power many of today’s laser and ink printers and multi-function peripherals. Our application processors are targeted for non-mobile applications and deliver leading-edge performance for today’s embedded and Internet of Things solutions.

As a result of our acquisition of Inphi, we provide high-speed analog and mixed signal semiconductor and module solutions for the communications and data center markets. We design and manufacture integrated circuits and modules for optical interconnects and network communications.

Products Covered by this Report. For the purposes of the “Reasonable Country of Origin Inquiry and Due Diligence” portion of this Report, unless otherwise indicated, “products” refers to the products in the product categories listed above with respect to which manufacturing was completed during calendar year 2020, and “suppliers” refers to, collectively, our direct product suppliers and our component product suppliers.

REASONABLE COUNTRY OF ORIGIN INQUIRY AND DUE DILIGENCE

To comply with the Rule, we conducted a reasonable country of origin inquiry and due diligence on the source and chain of custody of the Necessary Conflict Minerals to determine whether they originated in a Covered Country and financed or benefited armed groups in any of these countries.

Reasonable Country of Origin Inquiry

Marvell conducted a reasonable country of origin inquiry (RCOI) to determine whether the Necessary Conflict Minerals in our products originated in one of the Covered Countries or are from recycled or scrap sources.

Because we do not purchase conflict minerals directly from any smelter or refiner, we rely on our suppliers to provide us with accurate information about the origin of the minerals in the products and components they supply to us. Our suppliers provide us with this information by submitting a Conflict Minerals Reporting Template (“CMRT”). In addition to the information provided on the CMRT, we rely on (i) information from industry sources such as the RMI, (ii) information provided by our customers, and (iii) information obtained by means of our own research.

Based on the findings of our RCOI, we have reason to believe that some of the Necessary Conflict Minerals present in our products may have originated in the Covered Countries. We are therefore required by the Rule to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

Due Diligence Design

On the basis of the information obtained as a result of our RCOI, we conducted a broader due diligence investigation regarding the source and chain of custody of the Necessary Conflict Minerals. There is a significant overlap between our RCOI and due diligence processes, and the due diligence measures that we put in place are an extension of the CMRT-based RCOI process. These due diligence measures have been designed to conform, in all material respects, with the framework specified in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, including the related supplements on gold, tin, tantalum, and tungsten (the “OECD Guidance”), specifically as the OECD Guidance pertains to downstream purchasers in the minerals supply chain. The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems.

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Marvell maintains a Policy Statement on Conflict Minerals (the “Policy Statement”), which provides that Marvell does not support the use of Conflict Minerals that are mined, transported or traded to fund human rights violations, social unrest, political repression or conflict or the use of metal derived from such Conflict Minerals. The Policy Statement is posted on our website at www.marvell.com under the heading “ESG” – “Supplier Responsibility.”

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Marvell maintains a Supplier Code of Conduct that, among other things, requires our direct suppliers to comply with the Policy Statement, as well as with the Marvell Code of Business Conduct and Ethics and the RBA Code of Conduct. The Supplier Code of Conduct is posted on our website at www.marvell.com under the heading “ESG” – “Supplier Responsibility.”

•

Marvell has a Conflict Minerals Working Group (“Working Group”) that is comprised of subject matter experts from the Company’s Quality Systems, Operations and Legal teams. The Working Group oversees Marvell’s reasonable country of origin inquiry and conducts due diligence on the source and chain of custody of Marvell’s Necessary Conflict Minerals.

•

We use a multi-layered approach to convey our supplier responsibility expectations to our direct suppliers. With the exception of former Inphi suppliers, Marvell’s direct suppliers have been provided with our Policy Statement, Supplier Code of Conduct and product and manufacturing specifications (the “Specifications”), and any new direct suppliers are similarly provided such documents as part of the Quality Systems group’s supplier onboarding process. Marvell’s Specifications contain provisions requiring that direct suppliers (i) comply with the Policy Statement and the Supplier Code of Conduct and (ii) cooperate with Marvell in providing the information required by the CMRT. Further, the Specifications stipulate the consequences of breaching such provisions.

•	We maintain a data retention policy to retain material Conflict Minerals-related records electronically for a period of at least five (5) years from the date of creation.

•	We engaged a third-party conflict minerals due diligence service provider that utilized a proprietary software tool to compile and validate supplier CMRT data for certain suppliers.

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Marvell maintains a confidential Concern Line, administered by an independent third-party service provider, that is available to employees and the general public 24 hours per day, seven days per week. The Concern Line accepts anonymous reports and may be used to report illegal or unethical conduct. Information about the Concern Line is included in our Supplier Code of Conduct, and posted on our website at www.marvell.com under the heading “Company” – “ESG” – “Ethics.”

Step 2: Identify and Assess Risk in the Supply Chain.

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We requested that our suppliers provide CMRTs and used our suppliers’ CMRTs to identify smelters and refiners and to attempt to determine the mine and country of origin of the minerals processed by such smelters and refiners.

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We are a member of the RBA and the RMI, a leading industry program that helps members manage risk by improving Conflict Minerals supply chain transparency. As a member of the RMI, Marvell has access to RMI’s reasonable country of origin data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.

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We cross-check information received from our suppliers against data made available by the RMI and against additional information obtained either from our customers or by means of our own research to determine whether such facilities have successfully completed an assessment against the applicable RMI Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. The RMI conducts independent third-party audits of smelters’ and refiners’ management systems and sourcing practices to validate conformance with RMAP standards. The RMAP employs a risk-based approach to validate smelters’ and refiners’ company level management processes for responsible mineral procurement (“RMAP conformant”). When necessary, we engage with smelters and refiners that we identify as at risk of not obtaining a conflict-free designation from a third-party audit program and encourage such smelters and refiners to become RMAP conformant.

Step 3: Design and Implement a Strategy to Respond to Identified Risks.

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We have developed procedures for obtaining CMRTs from our suppliers, and we review their responses, consolidate the information in a central database and follow up with suppliers to address any red flags or inconsistent responses. Some of these activities we handle internally, and some are handled by our third-party conflict minerals due diligence service provider.

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As needed, we survey our suppliers to gain further insights into their Conflict Minerals due diligence programs and processes, reviewing responses, assessing risk and following up with suppliers to address any inconsistencies, insufficient responses or insufficient documentation.

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As needed, either directly or through our third-party conflict minerals due diligence service provider, we work with our suppliers to transition their processing to RMAP conformant smelters or refiners.

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With the exception of former Inphi suppliers, we have shared with our direct suppliers our expectations regarding sourcing from conflict-free designated smelters and refiners by means of our Policy Statement, Supplier Code of Conduct and the Specifications.

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If, on the basis of issues that are identified as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, Marvell determines that there is a reasonable risk that a supplier is sourcing Conflict Minerals that are directly or indirectly financing or benefiting armed groups, Marvell will apply appropriate escalation procedures.

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Such escalation procedures shall be determined at the discretion of the Conflict Minerals Working Group and may range from prompt engagement with the supplier to resolve the sourcing issue, to requiring such supplier to implement a risk management plan (which may involve, as appropriate, remedial action up to and including disengagement from upstream suppliers), to disengagement by Marvell from the applicable supplier.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence.

Given that we do not source the Necessary Conflict Minerals directly from smelters and refiners, we rely on independent third parties, including the RMI, to coordinate and conduct third-party audits of these facilities. We rely on the published results of these third-party audits to validate the responsible sourcing practices of the smelters and refiners in our supply chain.

Step 5: Report on Supply Chain Due Diligence.

As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2020 calendar year reporting period. The Form SD and Conflict Minerals Report are also available on our website at www.marvell.com under the heading “Company” – “Investor Relations” – “Financials” – “SEC Filings.”

Conflict Minerals Processing Facilities

Based on the information provided by our suppliers, and otherwise obtained through the due diligence process described above, we have provided information regarding the processing facilities from which we source the Necessary Conflict Minerals contained in our products in Appendix A to this Report. Because some of our suppliers provided supply chain information on a company level rather than on a product level, this list may include facilities that did not actually process the Necessary Conflict Minerals contained in our products.

Country of Origin of Conflict Minerals

Based on information provided by our suppliers, or otherwise obtained through the due diligence process described above, some of the Necessary Conflict Minerals may have originated from mines located in the Covered Countries.

Efforts to Determine Mine or Location of Origin

As described above, the primary focus of our due diligence on the source and chain of custody of the Necessary Conflict Minerals in our supply chain was on the collection and assessment of (i) data provided by our suppliers on the CMRT, (ii) data provided by the RMI, (iii) data provided by our customers and (iv) data obtained by means of our own research.

During the 2020 reporting year, we received CMRT data indicating that there were certain smelters and refiners in our supply chain that were not RMAP conformant. Therefore, we are unable to conclusively determine the country of origin of the Necessary Conflict Minerals in all our products.

Independent Private Sector Audit

Marvell has not voluntarily elected to describe any of its products as “DRC conflict free,” and for this reason, an independent private sector audit of this Report has not been conducted.

Steps to Mitigate Risk

The Company intends to take the following steps, among others, to further mitigate the risk that the Necessary Conflict Minerals benefit armed groups in the Covered Countries:

•	We will continue to monitor our suppliers’ Conflict Minerals sourcing practices to ensure that our suppliers remain in compliance with our Policy Statement and Supplier Code of Conduct.

•	We will continue to engage with our suppliers to obtain updated sourcing information regarding the Conflict Minerals in our supply chain.

•	We will continue to support our suppliers’ efforts to encourage their smelters and refiners to obtain a conflict-free designation from a third-party audit program.

•	We will advise any of our suppliers found to be sourcing from smelters or refiners that we identify as high-risk to establish an alternative source for the Necessary Conflict Minerals.

•	We will continue to engage in the RBA, the RMI and other industry initiatives promoting conflict-free supply chains.

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FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements and certain other statements herein are forward-looking in nature and are based on Marvell’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Marvell’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Marvell’s) are not incorporated by reference in, or considered to be a part of, this CMR, unless expressly incorporated by reference herein.

Appendix A

Conflict Minerals Processing Facilities Status as of May 21, 2021

For the 2020 reporting year, our suppliers identified 3537 smelters and refiners as potential sources of the Necessary Conflict Minerals used in our products, and 109 of such smelters and refiners have not successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment.

The non-conformance was attributed to smelters and refiners being inoperative, smelters and refiners not completing a third-party audit, or other causes. We are therefore unable to ascertain the country of origin of all Necessary Conflict Minerals, and for this reason, Marvell has not voluntarily elected to describe any of its products as “DRC conflict free.”

Table 1 contains the name of and mineral processed by each smelter and refiner reported to be in our supply chain for the 2020 reporting year.

Table 1

Smelters and Refiners

Metal	Smelter Name
Gold	8853 S.p.A.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	8853 S.p.A.
Gold	A.L.M.T. Corp.
Gold	Abington Reldan Metals, LLC
Gold	ACL Metais Eireli
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)

[7]

Out of 353 smelters and refiners disclosed, 328 had unique smelter IDs identified in the RMI CMRT v6.1 published on April 28, 2021. Twenty-five additional smelter names provided by the suppliers did not match a unique smelter ID in the RMI CMRT v6.1 published on April 28, 2021; therefore, their identity could not be verified.

Gold	Alpha
Gold	An Vinh Joint Stock Mineral Processing Company
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Asaka Riken Co., Ltd.
Gold	Asia Tungsten Products Vietnam Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	C.I Metales Procesados Industriales SAS
Gold	Caridad
Gold	CCR Refinery—Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Changsha South Tantalum Niobium Co., Ltd.
Gold	Chenzhou Diamond Tungsten Products Co., Ltd.
Gold	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Gold	Chifeng Dajingzi Tin Industry Co., Ltd.
Gold	Chimet S.p.A.
Gold	China Molybdenum Co., Ltd.
Gold	China Tin Group Co., Ltd.
Gold	Chongyi Zhangyuan Tungsten Co., Ltd.
Gold	Chugai Mining
Gold	CNMC (Guangxi) PGMA Co., Ltd.
Gold	CP Metals Inc.
Gold	CV Ayi Jaya
Gold	CV Dua Sekawan
Gold	CV United Smelting
Gold	D Block Metals, LLC
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH
Gold	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Gold	Dowa
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Gold	EM Vinto
Gold	Emirates Gold DMCC
Gold	Estanho de Rondonia S.A.
Gold	Exotech Inc.
Gold	F&X Electro-Materials Ltd.

Gold	Fenix Metals
Gold	Fidelity Printers and Refiners Ltd.
Gold	FIR Metals & Resource Ltd.
Gold	Fujairah Gold FZC
Gold	Fujian Ganmin RareMetal Co., Ltd.
Gold	Fujian Jinxin Tungsten Co., Ltd.
Gold	Ganzhou Haichuang Tungsten Co., Ltd.
Gold	Ganzhou Huaxing Tungsten Products Co., Ltd.
Gold	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Gold	Ganzhou Seadragon W & Mo Co., Ltd.
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation
Gold	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Gold	Gejiu Fengming Metallurgy Chemical Plant
Gold	Gejiu Kai Meng Industry and Trade LLC
Gold	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Gold	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Gold	Gejiu Zili Mining And Metallurgy Co., Ltd.
Gold	GEM Co., Ltd.
Gold	Global Advanced Metals Aizu
Gold	Global Advanced Metals Boyertown
Gold	Global Tungsten & Powders Corp.
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Gold	Guangdong Jinding Gold Limited
Gold	Guangdong Xianglu Tungsten Co., Ltd.
Gold	Guangdong Zhiyuan New Material Co., Ltd.
Gold	Guanyang Guida Nonferrous Metal Smelting Plant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	H.C. Starck Co., Ltd.
Gold	H.C. Starck Hermsdorf GmbH
Gold	H.C. Starck Inc.
Gold	H.C. Starck Ltd.
Gold	H.C. Starck Smelting GmbH & Co. KG
Gold	H.C. Starck Smelting GmbH & Co. KG
Gold	H.C. Starck Tantalum and Niobium GmbH
Gold	H.C. Starck Tungsten GmbH
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Hengyang King Xing Lifeng New Materials Co., Ltd.
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	HuiChang Hill Tin Industry Co., Ltd.
Gold	Huichang Jinshunda Tin Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Gold	Hunan Chunchang Nonferrous Metals Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	Hunan Litian Tungsten Industry Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Hydrometallurg, JSC
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners

Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Japan New Metals Co., Ltd.
Gold	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Gold	Jiangxi Copper Co., Ltd.
Gold	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Gold	Jiangxi Gan Bei Tungsten Co., Ltd.
Gold	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Gold	Jiangxi New Nanshan Technology Ltd.
Gold	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Gold	Jiangxi Tuohong New Raw Material
Gold	Jiangxi Xianglu Tungsten Co., Ltd.
Gold	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Gold	Jiangxi Yaosheng Tungsten Co., Ltd.
Gold	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Gold	Jiujiang Tanbre Co., Ltd.
Gold	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Gold	JSC “Kirovgrad Hard Alloys Plant”
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	KEMET Blue Metals
Gold	KEMET Blue Powder
Gold	Kennametal Fallon
Gold	Kennametal Huntsville
Tantalum	Kennecott Utah Copper LLC
Tantalum	KGETS Co., Ltd.
Tantalum	KGHM Polska Miedz Spolka Akcyjna
Tantalum	Kojima Chemicals Co., Ltd.
Tantalum	Korea Zinc Co., Ltd.
Tantalum	Kundan Care Products Ltd.
Tantalum	Kyrgyzaltyn JSC
Tantalum	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO
Tantalum	L’azurde Company For Jewelry
Tantalum	Lianyou Metals Co., Ltd.
Tantalum	Lingbao Gold Co., Ltd.
Tantalum	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Tantalum	L’Orfebre S.A.
Tantalum	LSM Brasil S.A.
Tantalum	LS-NIKKO Copper Inc.
Tantalum	LT Metal Ltd.
Tantalum	Luna Smelter, Ltd.
Tantalum	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Tantalum	Ma’anshan Weitai Tin Co., Ltd.
Tantalum	Magnu’s Minerais Metais e Ligas Ltda.
Tantalum	Malaysia Smelting Corporation (MSC)
Tantalum	Malipo Haiyu Tungsten Co., Ltd.
Tantalum	Marsam Metals
Tantalum	Masan Tungsten Chemical LLC (MTC)
Tantalum	Materion

Tantalum	Matsuda Sangyo Co., Ltd.
Tantalum	Melt Metais e Ligas S.A.
Tantalum	Metallic Resources, Inc.
Tantalum	Metallo Belgium N.V.
Tantalum	Metallo Spain S.L.U.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Metalor Technologies (Hong Kong) Ltd.
Tantalum	Metalor Technologies (Singapore) Pte., Ltd.
Tantalum	Metalor Technologies (Suzhou) Ltd.
Tantalum	Metalor Technologies S.A.
Tantalum	Metalor USA Refining Corporation
Tantalum	Metalurgica Met-Mex Penoles S.A. De C.V.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mineracao Taboca S.A.
Tantalum	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Mitsubishi Materials Corporation
Tin	Mitsui Mining and Smelting Co., Ltd.
Tin	Mitsui Mining and Smelting Co., Ltd.
Tin	MMTC-PAMP India Pvt., Ltd.
Tin	Modeltech Sdn Bhd
Tin	Modeltech Sdn Bhd
Tin	Moliren Ltd.
Tin	Morris and Watson
Tin	Moscow Special Alloys Processing Plant
Tin	Nadir Metal Rafineri San. Ve Tic. A.S.
Tin	Navoi Mining and Metallurgical Combinat
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	NH Recytech Company
Tin	Niagara Refining LLC
Tin	Nihon Material Co., Ltd.
Tin	Ningxia Orient Tantalum Industry Co., Ltd.
Tin	Nippon Yakin Kogyo Co., Ltd.
Tin	Novosibirsk Processing Plant Ltd.
Tin	NPM Silmet AS
Tin	NPP Tyazhmetprom LLC
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Tin	Ohura Precious Metal Industry Co., Ltd.
Tin	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Tin	OJSC Novosibirsk Refinery
Tin	Operaciones Metalurgicas S.A.
Tin	PAMP S.A.
Tin	Pease & Curren
Tin	Penglai Penggang Gold Industry Co., Ltd.
Tin	Philippine Chuangxin Industrial Co., Inc.
Tin	Planta Recuperadora de Metales SpA
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PRG Dooel
Tin	Prioksky Plant of Non-Ferrous Metals
Tin	PT Aneka Tambang (Persero) Tbk
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya

Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Inti Stania Prima
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT REFINED BANGKA TIN
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PX Precinox S.A.
Tin	QG Refining, LLC
Tin	QuantumClean
Tin	Rand Refinery (Pty) Ltd.
Tin	Refinery of Seemine Gold Co., Ltd.
Tin	REMONDIS PMR B.V.
Tin	Resind Industria e Comercio Ltda.
Tin	Resind Industria e Comercio Ltda.
Tin	Royal Canadian Mint
Tin	Rui Da Hung
Tin	SAAMP
Tin	Sabin Metal Corp.
Tin	Safimet S.p.A
Tin	Safina a.s.
Tin	Sai Refinery
Tin	Samduck Precious Metals
Tin	SAMWON METALS Corp.
Tin	SAXONIA Edelmetalle GmbH
Tin	SEMPSA Joyeria Plateria S.A.
Tin	Shandong Humon Smelting Co., Ltd.
Tin	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Tin	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Tungsten	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Tungsten	Shirpur Gold Refinery Ltd.
Tungsten	Sichuan Tianze Precious Metals Co., Ltd.
Tungsten	Singway Technology Co., Ltd.
Tungsten	SOE Shyolkovsky Factory of Secondary Precious Metals
Tungsten	Soft Metais Ltda.
Tungsten	Solar Applied Materials Technology Corp.
Tungsten	Solikamsk Magnesium Works OAO
Tungsten	Sovereign Metals
Tungsten	State Research Institute Center for Physical Sciences and Technology

Tungsten	Sudan Gold Refinery
Tungsten	Sumitomo Metal Mining Co., Ltd.
Tungsten	SungEel HiMetal Co., Ltd.
Tungsten	Super Ligas
Tungsten	T.C.A S.p.A
Tungsten	Taki Chemical Co., Ltd.
Tungsten	Tanaka Kikinzoku Kogyo K.K.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Telex Metals
Tungsten	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tungsten	Thaisarco
Tungsten	The Refinery of Shandong Gold Mining Co., Ltd.
Tungsten	Tin Technology & Refining
Tungsten	Tokuriki Honten Co., Ltd.
Tungsten	Tongling Nonferrous Metals Group Co., Ltd.
Tungsten	Tony Goetz NV
Tungsten	TOO Tau-Ken-Altyn
Tungsten	Torecom
Tungsten	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tungsten	Ulba Metallurgical Plant JSC
Tungsten	Umicore Brasil Ltda.
Tungsten	Umicore Precious Metals Thailand
Tungsten	Umicore S.A. Business Unit Precious Metals Refining
Tungsten	Unecha Refractory metals plant
Tungsten	United Precious Metal Refining, Inc.
Tungsten	Valcambi S.A.
Tungsten	Western Australian Mint (T/a The Perth Mint)
Tungsten	White Solder Metalurgia e Mineracao Ltda.
Tungsten	WIELAND Edelmetalle GmbH
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	XinXing HaoRong Electronic Material Co., Ltd.
Tungsten	Yamakin Co., Ltd.
Tungsten	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tungsten	Yokohama Metal Co., Ltd.
Tungsten	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tungsten	Yunnan Copper Industry Co., Ltd.
Tungsten	Yunnan Tin Company Limited
Tungsten	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	Zhongyuan Gold Smelter of Zhongjin Gold Corporation

The smelters and refiners in the list above that report country of origin information to the RMI reported that the Conflict Minerals processed by these facilities originated from the following countries:

Angola, Argentina, Armenia, Australia, Austria, Azerbaijan, Belarus, Belgium, Benin, Bermuda, Bolivia, Botswana, Brazil, Brunei, Bulgaria, Burkina Faso, Burundi, Cambodia, Cameroon, Canada, Chile, China, Colombia, Congo, Croatia, Cuba, Cyprus, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Gabon, Gambia, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Iran, Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Kenya, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Liechtenstein, Lithuania, Luxembourg, Macau, Madagascar, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Monaco, Mongolia, Morocco, Mozambique, Myanmar,

Namibia, Netherlands, New Caledonia, New Zealand, Nicaragua, Niger, Nigeria, Norway, Pakistan, Panama, Papua New Guinea, Paraguay, Peru, Philippines, Poland, Portugal, Puerto Rico, Qatar, Republic of Korea, Romania, Russia, Russian Federation, Rwanda, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Slovenia, Solomon Islands, Somaliland, South Africa, Spain, Sudan, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Yemen, Zambia and Zimbabwe.

*Minerals from this country were substantially transformed before being incorporated into finished products. Such a substantial transformation of the minerals happened outside of the United States in a third country by a person other than a United States person.